ACTIVE 51023837v6 EXECUTION VERSION THE DAYTON POWER AND LIGHT COMPANY $140,000,000 3.20% First Mortgage Bonds due 2040 _____________ BOND PURCHASE AGREEMENT _____________ Dated as of July 31, 2020

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1.	AUTHORIZATION OF BONDS	1
Section 1.1.	Authorization of Bonds	1
SECTION 2.	SALE AND PURCHASE OF BONDS	2
SECTION 3.	CLOSING	2
SECTION 4.	CONDITIONS TO THE CLOSING	2
Section 4.1.	Representations and Warranties of the Company	2
Section 4.2.	Performance; No Default	2
Section 4.3.	Compliance Certificates	3
Section 4.4.	Opinions of Counsel	3
Section 4.5.	Purchase Permitted by Applicable Law, Etc	3
Section 4.6.	Sale of Bonds	3
Section 4.7.	Payment of Special Counsel Fees	4
Section 4.8.	Private Placement Number	4
Section 4.9.	Changes in Corporate Structure	4
Section 4.10.	Funding Instructions	4
Section 4.11.	Execution and Delivery of Fifty-Third Supplement; Filing and Recording of the Fifty-Third Supplement; Delivery of Items Required under Indenture	4
Section 4.12.	Proceedings and Documents	4
Section 4.13.	Certified Copy of Indenture	5
Section 4.14.	Regulatory Approvals	5
SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	5
Section 5.1.	Organization; Power and Authority	5
Section 5.2.	Authorization, Etc	5
Section 5.3.	Disclosure	5
Section 5.4	Subsidiaries	6
Section 5.5.	Financial Statements; Material Liabilities	6
Section 5.6.	Compliance with Laws, Other Instruments, Etc	6
Section 5.7.	Governmental Authorizations, Etc	6
Section 5.8.	Litigation; Observance of Statutes and Orders	7
Section 5.9.	Taxes	7
Section 5.10.	Title to Property; Leases	7
Section 5.11.	Licenses, Permits, Etc	7
Section 5.12.	Compliance with ERISA	8
Section 5.13.	Private Offering by the Company	8
Section 5.14.	Use of Proceeds; Margin Regulations	9
Section 5.15.	Existing Indebtedness	9

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-ii- Section 5.16. Foreign Assets Control Regulations, Etc ...............................................9 Section 5.17. Status under Certain Statutes ...............................................................10 Section 5.18. Environmental Matters.........................................................................10 Section 5.19. Lien of Indenture..................................................................................11 Section 5.20. Filings under Indenture ........................................................................11 SECTION 6. REPRESENTATIONS OF THE PURCHASERS ...................................................12 Section 6.1. Purchase for Investment .......................................................................12 Section 6.2. Source of Funds ...................................................................................12 Section 6.3. Purchaser Status ...................................................................................14 SECTION 7. INFORMATION AS TO COMPANY .................................................................14 Section 7.1. Financial and Business Information .....................................................14 Section 7.2. Officer’s Certificate .............................................................................16 Section 7.3. Visitation ..............................................................................................17 Section 7.4. Electronic Delivery ..............................................................................17 SECTION 8. PAYMENT AND PREPAYMENT OF THE BONDS ..............................................18 Section 8.1. Maturity................................................................................................18 Section 8.2. Optional Prepayments with Make-Whole Amount..............................18 Section 8.3. Allocation of Partial Prepayments .......................................................18 Section 8.4. Maturity; Surrender, Etc ......................................................................19 Section 8.5. Purchase of Bonds................................................................................19 Section 8.6. Make-Whole Amount for the Bonds....................................................19 Section 8.7. Payments Due on Non-Business Days .................................................21 SECTION 9. AFFIRMATIVE COVENANTS .........................................................................21 Section 9.1. Compliance with Law ..........................................................................21 Section 9.2. Insurance ..............................................................................................21 Section 9.3. Maintenance of Properties ...................................................................21 Section 9.4. Payment of Taxes and Claims..............................................................22 Section 9.5. Corporate Existence, Etc ......................................................................22 Section 9.6. Books and Records ..............................................................................22 Section 9.7. Compliance with Material Agreements ...............................................22 Section 9.8. Recording of Fifty-Third Supplement .................................................22 SECTION 10. NEGATIVE COVENANTS .............................................................................22 Section 10.1. Transactions with Affiliates .................................................................22 Section 10.2. Line of Business ...................................................................................23 Section 10.3. Economic Sanctions, Etc. ....................................................................23 Section 10.4. Financial Covenant ..............................................................................23 SECTION 11. EVENTS OF DEFAULT ..................................................................................23

SECTION 12.	REMEDIES ON DEFAULT, ETC.	25
Section 12.1.	Acceleration	25
Section 12.2.	Exercise of Remedies Under Indenture	26
Section 12.3.	Other Remedies	26
Section 12.4.	Rescission	26
Section 12.5.	No Waivers or Election of Remedies, Expenses, Etc	26
SECTION 13.	PAYMENTS ON BONDS	27
Section 13.1.	Home Office Payment	27
SECTION 14.	REGISTRATION; EXCHANGE; EXPENSES, ETC	27
Section 14.1.	Registration of Bonds	27
Section 14.2.	Transaction Expenses	27
Section 14.3.	Certain Taxes	28
Section 14.4.	Survival	28
SECTION 15.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	28
SECTION 16.	AMENDMENT AND WAIVER	29
Section 16.1.	Requirements	29
Section 16.2.	Solicitation of Holders of Bonds	29
Section 16.3.	Binding Effect, Etc.	30
Section 16.4.	Bonds Held by Company, Etc	30
SECTION 17.	NOTICES	30
SECTION 18.	INDEMNIFICATION	31
SECTION 19.	REPRODUCTION OF DOCUMENTS	31
SECTION 20.	CONFIDENTIAL INFORMATION	31
SECTION 21.	MISCELLANEOUS	32
Section 21.1.	Successors and Assigns	32
Section 21.2.	Accounting Terms	33
Section 21.3.	Severability	33
Section 21.4.	Construction, Etc	33
Section 21.5.	Counterparts	34
Section 21.6.	Governing Law	34
Section 21.7.	Jurisdiction and Process; Waiver of Jury Trial	34
Section 21.8.	Transaction References	34

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-iv- Schedule A — Information Relating to Purchasers Schedule B — Defined Terms Schedule 4.11 — Collateral Filings Schedule 5.5 — Financial Statements Schedule 5.15(c) — Debt Instruments Exhibit A — Form of Fifty-Third Supplemental Indenture Exhibit 4.4(a) — Form of Opinion of Special Counsel for the Company

THE DAYTON POWER AND LIGHT COMPANY 1065 Woodman Drive Dayton, OH 45432 $140,000,000 3.20% First Mortgage Bonds due July 31, 2040 July 31, 2020 To each of the Purchasers Listed in Schedule A Hereto: Ladies and Gentlemen: THE DAYTON POWER AND LIGHT COMPANY, an Ohio corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows: SECTION 1. AUTHORIZATION OF BONDS. Section 1.1. Authorization of Bonds The Company has authorized and will create a series of its first mortgage bonds in an aggregate principal amount of $140,000,000 to be issued as 3.20% First Mortgage Bonds due July 31, 2040 (the “Bonds”). The Bonds will be issued under and secured by that certain First Mortgage Indenture dated as of October 1, 1935 (the “Original Indenture”), between the Company and The Bank of New York Mellon (as successor to Irving Trust Company), as Trustee (the “Trustee”), as supplemented by that certain Fifty-Third Supplemental Indenture dated as of July 1, 2020 (such Fifty-Third Supplemental Indenture being referred to herein as the “Fifty-Third Supplement”), which will be substantially in the form attached hereto as Exhibit A. The Original Indenture as so amended and supplemented, and as further supplemented and amended according to its terms, is herein called the “Indenture.” The Bonds shall be issuable in fully registered form only. The Bonds shall mature on July 31, 2040, shall bear interest at the rate of 3.20% per annum payable semiannually, on January 31st and July 31st of each year and at maturity, commencing on January 31, 2021, shall be subject to redemption as provided in the Indenture or this Agreement, and shall be in the form established pursuant to the Indenture. As permitted by the Indenture, the Bonds originally issued to you thereunder shall be dated, and bear interest from, the date of their original issue on the Closing Date. Certain capitalized and other terms used in this Agreement are defined in Schedule B and, for purposes of this Agreement, the rules of construction set forth in Section 21.4 shall govern. Terms used herein but not defined herein shall have the meanings set forth in the Indenture.

The Dayton Power and Light Company Bond Purchase Agreement 2 SECTION 2. SALE AND PURCHASE OF BONDS. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount(s) specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. SECTION 3. CLOSING. The sale and purchase of the Bonds to be purchased by each Purchaser thereof shall occur at a closing on July 31, 2020 (the “Closing”), at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Chicago, Illinois 60601 at 9:00 a.m. Central time. On the Closing Date, the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 as such Purchaser may request), dated the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account specified pursuant to Section 4.10 hereof. If, on the Closing Date, the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Bonds or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction. SECTION 4. CONDITIONS TO THE CLOSING. Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions: Section 4.1. Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing. Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in each Financing Agreement required to be performed or complied with by the Company prior to or at the Closing. Before and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

The Dayton Power and Light Company Bond Purchase Agreement 3 Section 4.3. Compliance Certificates. The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds. In addition, on the Closing Date the Company shall have delivered the following certificates: (a) Officer’s Certificates. The Company shall have delivered to such Purchaser (i) an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.13 of this Agreement with respect to the Closing have been fulfilled, (ii) copies of all certificates and opinions required to be delivered to the Trustee under the Indenture in connection with the issuance of the Bonds under the Indenture, in each case, dated the Closing Date, and (iii) copies of all certificates and opinions delivered to the Trustee under the Indenture with respect to the execution and delivery of the Fifty- Third Supplement; and (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Bonds. Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the Closing Date (a) from Davis, Polk & Wardwell LLP, counsel for the Company, and Porter Wright Morris & Arthur LLP, Ohio counsel for the Company, and, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request and (b) from Greenberg Traurig, LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request. The Company hereby directs its counsel to deliver such opinions and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinions to the extent set forth therein. Section 4.5. Purchase Permitted by Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of the Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted. Section 4.6. Sale of Bonds. Contemporaneously with the Closing, the Company shall sell to each Purchaser and each Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.

The Dayton Power and Light Company Bond Purchase Agreement 4 Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 14.2, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing. Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds. Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. Section 4.10. Funding Instructions. At least three (3) Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company setting forth wire instructions for payment of the purchase price of the Bonds, including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Bonds is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds. Section 4.11. Execution and Delivery of Fifty-Third Supplement; Filing and Recording of the Fifty-Third Supplement; Delivery of Items Required under Indenture. The Fifty-Third Supplement shall have been duly executed and delivered by the Company and the Trustee, and the Company shall deliver to the Purchasers each certificate and opinion of counsel required to be delivered to the Trustee pursuant to the Indenture (including the Fifty-Third Supplement), which certificate(s) and opinion(s) shall be addressed to each such Purchaser, and the Company understands and agrees that each such Purchaser will and hereby is authorized to rely on such certificate(s) and opinion(s) to the extent set forth therein. Upon Closing, the Fifty-Third Supplement (along with the previously filed Indenture) shall be in a form suitable for recordation in each jurisdiction required to establish and perfect the Lien of the Trustee upon the Mortgaged and Pledged Property created by the Indenture (including the Fifty-Third Supplement), which can be perfected by filing the Fifty-Third Supplement, and the Company shall record the Fifty-Third Supplement in each such jurisdiction pursuant to Section 9.9 and deliver to the Purchasers (and their special counsel) evidence of the recording of the Fifty-Third Supplement promptly after such recording. Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

The Dayton Power and Light Company Bond Purchase Agreement 5 Section 4.13. Certified Copy of Indenture. Each Purchaser shall have received a copy of the Indenture (together with all amendments and supplements thereto), certified by the Company as of the Closing Date, exclusive of property exhibits, recording information and the like. Section 4.14. Regulatory Approvals. The issue and sale of the Bonds shall have been duly authorized by the Public Order of the Public Utilities Commission of Ohio, which Public Order shall be in full force and effect on the date of this Agreement and on the Closing Date. No other authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the due authorization, execution, delivery and performance of this Agreement. SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that: Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized and validly existing under the State of Ohio and is in good standing under the laws of the State of Ohio, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Financing Agreement (and, in the case of the Indenture, had the corporate power and authority to execute and deliver the Indenture at the time of execution and delivery thereof) and to perform the provisions hereof and thereof. Section 5.2. Authorization, Etc. Each Financing Agreement has been duly authorized by all necessary corporate action on the part of the Company, and each Financing Agreement constitutes, and upon execution and delivery thereof each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 5.3. Disclosure. This Agreement, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to the date of this Agreement together with the Company’s Current Reports on Form 8-K filed with the SEC on June 25, 2020 and June 17, 2020 (collectively the “8-Ks”), the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2020 filed with the SEC on May 7, 2020 (the “2020 Q1 10-Q”), the Company’s Annual Report on Form 10- K for the year ending December 31, 2019 filed with the SEC on February 28, 2020 (the “2019 10- K”) (this Agreement, the 8-Ks, the 2020 Q1 10-Q, the 2019 10-K and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure

The Dayton Power and Light Company Bond Purchase Agreement 6 Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2019, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. For the avoidance of doubt, the phrases “delivered” and “made available” and phrases of similar import when used herein mean, with respect to any statement in this Agreement to the effect that any information, document, certificates or other material or writing has been “delivered” or “made available” to a Purchaser, that such information, document or other material was actually delivered (whether by physical or electronic delivery) to a Purchaser. Section 5.4. Subsidiaries. The Company has no Subsidiaries. Section 5.5. Financial Statements; Material Liabilities. The Company has delivered or made available to each Purchaser copies of the financial statements of the Company listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). As of December 31, 2019, the Company did not have any Material liabilities that are not disclosed in the most recent financial statements referred to in Schedule 5.5, and since December 31, 2019, the Company has not incurred any new Material liabilities other than (i) as disclosed in the Disclosure Documents, (ii) liabilities incurred in the ordinary course of business or (iii) liabilities or executory obligations under any contracts to which the Company is a party. Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of each Financing Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien, other than the Lien created under the Indenture, in respect of any property of the Company, under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any Material order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, including, without limitation, the Public Order or (c) violate any Material provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company. Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of any Financing Agreement, except for any filing that has already been made or any approval that has already been obtained, including

The Dayton Power and Light Company Bond Purchase Agreement 7 without limitation the Public Order, or for certain post-Closing filing requirements with the Public Utility Commission of Ohio as required by the Public Order. Such Public Order is in full force and effect. Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) The Company is not (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.9. Taxes. The Company has filed all Material tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of federal, state or other taxes for all fiscal periods are adequate. Section 5.10. Title to Property; Leases. The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens (other than the Lien created under the Indenture) prohibited by the Indenture. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that, individually or in the aggregate, are Material to its business as now being conducted, without known conflict with the rights of others, except for those conflicts that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

The Dayton Power and Light Company Bond Purchase Agreement 8 Section 5.12. Compliance with ERISA . (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (b) Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser. Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on the Company’s behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

The Dayton Power and Light Company Bond Purchase Agreement 9 Section 5.14. Use of Proceeds; Margin Regulations. The Company will use the proceeds of the sale of the Bonds to repay debt, including amounts outstanding under that variable interest rate tax-exempt First Mortgage Bonds due August 2020, and for general corporate purposes, and in compliance with all laws referenced in Section 5.16. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the assets of the Company, and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. Section 5.15. Existing Indebtedness. (a) Except as described therein, the Disclosure Documents set forth a complete and correct list of all outstanding Indebtedness of the Company as of March 31, 2020 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company the outstanding principal amount of which Indebtedness exceeds $500,000, and no event or condition exists with respect to any Indebtedness of the Company the outstanding principal amount of which Indebtedness exceeds $500,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in the Disclosure Documents, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture. (c) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in the Disclosure Documents or in Schedule 5.15(c) hereto. Section 5.16 Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) has been notified that it is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws,

The Dayton Power and Light Company Bond Purchase Agreement 10 Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Bonds hereunder: (i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws; (ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or (iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any official of a Governmental Authority or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws. (d) The Company has established procedures and controls which it reasonably believes are adequate (and such procedures and controls otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. Section 5.17. Status under Certain Statutes. The Company is not subject to regulation under the Investment Company Act of 1940, as amended. The Company is not a public utility holding company under the Public Utility Holding Company Act of 2005, as amended. The Company is a “transmitting utility” as such term is defined in Section 9-102(a)(80) of the Uniform Commercial Code adopted in the State of Ohio (Ohio Revised Code 1309.102(A)(81)). None of the Company or its Affiliates is subject to regulation under the Federal Power Act, as amended or under applicable state or other laws respecting the rates or the financial or organizational regulation of electric utilities, as a result of the creation or incurrence of its obligations under the Financing Agreements or entering into this Agreement or any other Financing Agreement or the consummation of any transaction contemplated hereby or thereby. Section 5.18. Environmental Matters. The Company: (a) has no knowledge of any claim or liability, has not received any notice of any claim, and no proceeding has been instituted against the Company asserting any claim or raising any liability against the Company or any of its real properties or other real property now or, to the Company’s knowledge, formerly owned, leased or operated by the Company, alleging any damage

The Dayton Power and Light Company Bond Purchase Agreement 11 to the environment or violation of any Environmental Laws, except such as would not reasonably be expected to result in a Material Adverse Effect; (b) has no knowledge of any facts which would give rise to any claim of or liability for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (c) has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it in a manner which is contrary to any Environmental Laws that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (d) has not disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (e) is in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 5.19. Lien of Indenture. The Indenture (including the Fifty-Third Supplement) constitutes a direct and valid Lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the Lien thereof, subject only to Permitted Liens, and will create a similar Lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the Lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and Permitted Liens, and subject, further, as to the real property, to the recordation of a supplement to the Indenture describing such after-acquired property and, as to personal property, the filing of a financing statement if necessary with respect to the after-acquired collateral; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Original Indenture has been duly recorded, and, the Fifty-Third Supplement will be duly submitted for recording in accordance with Section 9.9, as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture (including the Fifty-Third Supplement in accordance with Section 9.9), the filing of any financing statements related thereto and similar documents and the issuance of the Bonds have been paid. The Original Indenture has been recorded, and the Fifty-Third Supplement will be duly submitted for recording in accordance with Section 9.9, in the real estate recording office in each county listed on Schedule 4.11, which counties collectively include all counties where the Company owns property subject to the Lien of the Indenture. Section 5.20. Filings under Indenture. No action that has not already been taken, including any filing, registration, notice or approval, is necessary or advisable in Ohio, New York or any

The Dayton Power and Light Company Bond Purchase Agreement 12 other jurisdiction to establish or protect for the benefit of the Trustee and the Holders of the Bonds that the Bonds are secured by the Lien of the Indenture. SECTION 6. REPRESENTATIONS OF THE PURCHASERS. Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of the property of such Purchaser or such pension or trust fund shall at all times be within the control of such Purchaser or such pension or trust fund. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds. Each Purchaser understands that the Bonds are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Bonds. Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (i) an “insurance company pooled separate account,” (within the meaning of PTE 90-1) or (ii) a “bank collective investment fund” (within the

The Dayton Power and Light Company Bond Purchase Agreement 13 meaning of PTE 91-38) and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption); no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an “affiliate” (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM; the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied; neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part (VI)(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption); the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied; neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or (h) the Source does not include “plan assets” of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA. As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

The Dayton Power and Light Company Bond Purchase Agreement 14 Section 6.3. Purchaser Status. Each Purchaser severally represents that such Purchaser is, and on the Closing Date will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. SECTION 7. INFORMATION AS TO COMPANY. Section 7.1. Financial and Business Information. The Company shall deliver to each Holder of a Bond that is an Institutional Investor: (a) Quarterly Statements — within sixty (60) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; (b) Annual Statements — within one hundred five (105) days (or such shorter period as applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof after the end of each fiscal year of the Company, duplicate copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

The Dayton Power and Light Company Bond Purchase Agreement 15 setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; (c) SEC and Other Reports — except for the filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have made such delivery of such information if it shall have timely filed such information with the SEC; (d) Notice of Default or Event of Default — promptly, and in any event within five (5) days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f) hereof, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (e) ERISA Matters — promptly, and in any event within ten (10) Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

The Dayton Power and Light Company Bond Purchase Agreement 16 (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title IV of ERISA or such penalty or excise tax provisions; that, in each case of clauses (i) through (iii) above, would reasonably be expected to result in a Material Adverse Effect; (f) Supplemental Indentures; Deliveries Required under Indenture — promptly, and in any event within five (5) days after the execution and delivery thereof, a copy of (i) any supplement to the Indenture that the Company from time to time may hereafter execute and deliver which amends the Indenture in any material respect, and (ii) each delivery required to be made to the Trustee pursuant to the Indenture; and (g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Bonds as from time to time may be reasonably requested by any Holder of a Bond. Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Holder of a Bond that pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer: (a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.4 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be), permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence; (b) Indenture Compliance — certifying that (i) the Company was in compliance with the requirements of the Indenture during the quarterly or annual period covered by the statements then being furnished to the extent required to be provided under the Indenture; and (ii) to the extent the Company issued additional Securities under the Indenture during the period covered by the statements being furnished, any information that the Company provided to the Trustee to show compliance with the Indenture in connection with the issuance of such additional Securities; and (c) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and of the Indenture and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the

The Dayton Power and Light Company Bond Purchase Agreement 17 Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default under either the Indenture or this Agreement, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto. Section 7.3. Visitation. The Company shall permit the representatives of each Holder of a Bond that is an Institutional Investor: (a) No Default – if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) Default – if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto: (a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Holder of a Bond by e-mail at the e-mail address set forth in such Holder’s Schedule A or as communicated from time to time in a separate writing delivered to the Company; (b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or (b) and such other information as required by Section 7.1(c), as the case may be, together with the related Officer’s Certificate satisfying the requirements of Section 7.2, with the SEC on EDGAR; (c) the Company shall have made such information as satisfies the requirements of Sections 7.1(a), (b) or (c), together with the related Officer’s Certificate satisfying the

The Dayton Power and Light Company Bond Purchase Agreement 18 requirements of Section 7.2, available on its home page on the internet, which is located at https://www.dplinc.com/investors/financial-reporting/sec-filings/ as of the date of this Agreement; or (d) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b), together with the related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Holder of a Bond has free access. provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement). SECTION 8. PAYMENT AND PREPAYMENT OF THE BONDS. Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Bond shall be due and payable on the Maturity Date thereof. Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Bonds, in an amount not less than 5% of the aggregate principal amount of such Bonds then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Bond that is then being so prepaid, together with interest accrued thereon to the date of such prepayment; provided that if the Notes are optionally prepaid within 90 days of the Maturity Date pursuant to this Section 8.2, no Make-Whole Amount shall be payable. The Company will give each Holder of a Bond written notice of each optional prepayment under this Section 8.2 not less than fifteen (15) days and not more than sixty (60) days prior to the date fixed for such prepayment, unless the Company and the Required Holders agree to another time period pursuant to Section 16. Each such notice shall be unconditional and irrevocable and shall specify such date (which shall be a Business Day), the aggregate principal amount of the Bonds to be prepaid on such date, the principal amount of each Bond held by such Holder to be prepaid (determined in accordance with Section 8.3), and any other information required to be delivered under the terms of the Indenture, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each Holder of a Bond a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Bonds pursuant to the provisions of Section 8.2, the principal amount of the Bonds to be

The Dayton Power and Light Company Bond Purchase Agreement 19 prepaid shall be allocated among all of the Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Bonds pursuant to this Section 8, the principal amount of each Bond to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Bond paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Bond shall be issued in lieu of any prepaid principal amount of any Bond. Section 8.5. Purchase of Bonds. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with the terms of this Agreement and the Bonds or (b) pursuant to a written offer to purchase all outstanding Bonds made by the Company or an Affiliate pro rata to the Holders of the Bonds upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days. If the Holders of more than 35% of the principal amount of the Bonds then outstanding accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of Bonds of such offer shall be extended by the number of days necessary to give each such remaining Holder at least seven (7) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Bonds acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to this Agreement and no Bonds may be issued in substitution or exchange for any such Bonds. Section 8.6. Make-Whole Amount for the Bonds. The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1 or any other Financing Agreement, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

The Dayton Power and Light Company Bond Purchase Agreement 20 “Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% plus the yield to maturity implied by the “Ask Yields” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the Bond. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% plus the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the Bond. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1, as the context requires.

The Dayton Power and Light Company Bond Purchase Agreement 21 “Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. Section 8.7. Payments Due on Non-Business Days. Anything in any Financing Agreement to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Bond that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the Maturity Date of such Bond) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. SECTION 9. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Bonds are outstanding: Section 9.1. Compliance with Law. Without limiting Section 10.2, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with insurers it reasonably believes to be financially sound, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

The Dayton Power and Light Company Bond Purchase Agreement 22 Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all necessary tax returns required to be filed in any jurisdiction and will pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, claim or levy if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, claims and levies would not reasonably be expected to have a Material Adverse Effect. Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep its corporate existence in full force and effect. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company or such Subsidiary, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect. Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be, in all material respects. Section 9.7. Compliance with Material Agreements. The Company will comply with the terms, conditions and provisions of all Material agreements, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Section 9.8. Recording of Fifty-Third Supplement. The Company will cause the Fifty-Third Supplement to be duly submitted for recording in the real estate recording office in each county listed on Schedule 4.11 not later than thirty (30) days after the Closing Date and will provide each Holder with evidence of such recording or submission not later than thirty (30) days after the Closing Date. SECTION 10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Bonds are outstanding: Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company

The Dayton Power and Light Company Bond Purchase Agreement 23 or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate. Section 10.2. Line of Business. The Company will not engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement. Section 10.3. Economic Sanctions, Etc.. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Bonds) with any Person if such investment, dealing or transaction (i) would cause any Holder or any affiliate of such Holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws. Section 10.4. Financial Covenant. The Company shall not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization at any time to be greater than 0.67 to 1.00. SECTION 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Bond when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Bond for more than five (5) days after the same becomes due and payable; or (c) the occurrence of any “Event of Default” under the Indenture (for the avoidance of doubt, paragraphs (a) and (b) of this Section 11 will apply instead of the defaults described in Sections 1(a) and 1(b) of Article Twelve of the Indenture with respect to any Bond); or (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Holder of a Bond (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

The Dayton Power and Light Company Bond Purchase Agreement 24 (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby, proves to have been false, incorrect or misleading in any material respect on the date as of which made; or (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest under the Credit Agreement or on any other Indebtedness (other than the Bonds and any other Securities authenticated under the Indenture) that is outstanding in an aggregate principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of the Credit Agreement or any other evidence of Indebtedness (other than the Bonds and any other Securities authenticated under the Indenture) in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) or any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay borrowings under the Credit Agreement or any other Indebtedness (other than the Bonds and any other Securities authenticated under the Indenture) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay amounts under the Credit Agreement or such Indebtedness; or (g) one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision (except to the extent covered by independent third-party insurance as to which the insurer acknowledges in writing that such judgments or orders are covered by such insurance) are rendered against one or more of the Company or any Subsidiary and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or (h) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate

The Dayton Power and Light Company Bond Purchase Agreement 25 that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) for which the Company or any ERISA Affiliate is obligated under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000,000, (iv) the Company or any ERISA Affiliate shall have incurred any liability (other than for premium payments due to the PBGC) pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; provided that any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or (i) any Bond Document ceases to be in full force and effect (other than by reason of a release of Mortgage and Pledged Property in accordance with the terms thereof) or shall be declared null and void, (ii) the Company shall contest the validity or enforceability of any Financing Agreement in writing or deny in writing that it has any further liability under any Financing Agreement to which it is a party or shall contest the validity or perfection of any Lien on any Mortgage and Pledged Property purported to be covered by the Indenture, or (iii) the Trustee shall not have or shall cease to have a valid and perfected Lien in any material portion of the Mortgage and Pledged Property purported to be covered by the Indenture with the priority required by the Indenture; or (j) the Company defaults in the compliance with the provisions of Section 10.4. SECTION 12. REMEDIES ON DEFAULT, ETC. Section 12.1. Acceleration. (a) If an Event of Default has occurred with respect to the Company in connection with an “Event of Default” under Sections 1(e) or 1(f) of Article Twelve of the Indenture, all of the Bonds then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time during the continuation of such Event of Default, at its or their option, by notice or notices to the Company, declare all the Bonds then outstanding to be immediately due and payable. (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any Holder or Holders of Bonds at the time outstanding affected by such Event of Default may at any time during the continuation of such Event of Default, at its or their option, by notice or notices to the Company, declare all the Bonds held by such Holder or Holders to be immediately due and payable. Upon any Bond becoming due and payable under this Section 12 or Section 1 of Article Twelve of the Indenture, whether automatically or by declaration, such Bond will forthwith mature

The Dayton Power and Light Company Bond Purchase Agreement 26 and the entire unpaid principal amount of such Bond, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder of a Bond has the right to maintain its investment in the Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Bonds are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. Section 12.2. Exercise of Remedies Under Indenture. The Bonds are “outstanding” (as defined in the Indenture) under the Indenture, secured equally and ratably by the Lien of the Indenture without preference or priority over any other series of “outstanding” bonds. The Holders of Bonds may pursue all rights and remedies against the Company and Mortgaged and Pledged Property as provided under the terms of the Indenture. The Company agrees that all amounts due and payable hereunder, including Make-Whole Amount, if any, shall be payable pursuant to “Second” of Section 11 of Article Twelve of the Indenture. Section 12.3. Other Remedies. Subject to Section 12.2 hereof, if any Default or Event of Default has occurred and is continuing, and irrespective of whether any Bonds have become or have been declared immediately due and payable under Section 12.1, any Holder at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Bond, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Section 12.4. Rescission. At any time after any the Bonds have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Bonds, all principal of and Make-Whole Amount, if any, on any Bonds that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Bonds, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Bonds. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. Section 12.5. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Bond in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Bond upon any Holder thereof shall

The Dayton Power and Light Company Bond Purchase Agreement 27 be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 14, the Company will pay to the Holder of each Bond on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable and documented attorneys’ fees, expenses and disbursements. SECTION 13. PAYMENTS ON BONDS. Section 13.1. Home Office Payment. So long as any Purchaser or its nominee shall be the Holder of any Bond, and notwithstanding anything contained in the Indenture or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal, Make-Whole Amount or premium, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Bond or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Bond, such Purchaser shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Trustee at its principal executive office or at the place of payment most recently designated by the Trustee pursuant to the Indenture. Prior to any sale or other disposition of any Bond held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Section 3.5 of the Indenture. The Company will afford the benefits of this Section 13.1 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Bond as the Purchasers have made in this Section 13.1. SECTION 14. REGISTRATION; EXCHANGE; EXPENSES, ETC. Section 14.1. Registration of Bonds. The Company shall keep a register for the registration of Bonds and registration of transfers of Bonds in accordance with Section 6 of Article Two of the Indenture. Section 14.2. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable and documented attorneys’ fees of one special counsel, and, if reasonably required by the Required Holders, one local or other counsel) incurred (a) by the Purchasers in connection with such transactions, and (b) by the Holders of the Bonds in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the reasonable and documented costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a Holder of Bonds, (ii) the reasonable and documented costs and

The Dayton Power and Light Company Bond Purchase Agreement 28 expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by any Financing Agreement and (iii) the reasonable and documented costs and expenses incurred in connection with the initial filing of any Financing Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (iii) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other Holder of a Bond harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other Holder in connection with its purchase of the Bonds), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Bond to such Holder or otherwise charges to a Holder of a Bond with respect to a payment under such Bond and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Bonds by the Company. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). Section 14.3. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of any Financing Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Bonds in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, any Financing Agreement or of any of the Bonds, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 14, and will save each Holder of a Bond to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder. Section 14.4. Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement. SECTION 15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent Holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

The Dayton Power and Light Company Bond Purchase Agreement 29 SECTION 16. AMENDMENT AND WAIVER. Section 16.1. Requirements. The Company will not cause or permit the Indenture to change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, if any, on the Bonds as set forth in the Indenture and the Bonds, without the written consent of the Holder of each Bond at the time outstanding affected thereby. This Agreement and the Bonds may be amended, and the observance of any term hereof or of the Bonds may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no amendment or waiver may, without the written consent of the Holder of each Bond at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Bonds or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Bonds the Holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 16 or 20 (or any defined term as it is used therein). Section 16.2. Solicitation of Holders of Bonds. (a) Solicitation. The Company will provide each Holder of a Bond (irrespective of the amount of Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Bonds. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each Holder of an outstanding Bond promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Bonds. (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise (other than legal fees or other related expenses), or grant any security or provide other credit support, to any Holder of Bonds as consideration for or as an inducement to the entering into by any Holder of Bonds or any waiver or amendment of any of the terms and provisions hereof or of any other Financing Agreement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder of a Bond then outstanding even if such Holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 16 by the Holder of any Bond that has transferred or has agreed to transfer its Bond to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all

The Dayton Power and Light Company Bond Purchase Agreement 30 other Holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder. Section 16.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 16 applies equally to all Holders of Bonds and is binding upon them and upon each future Holder of a Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any Holder. Section 16.4. Bonds Held by Company, Etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or in the Bonds to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. SECTION 17. NOTICES. All notices and communications provided for hereunder shall be in writing and sent by electronic mail, registered or certified mail or internationally recognized overnight delivery services (charges prepaid). Any such notice must be sent: (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing; (ii) if to any other Holder of a Bond, to such Holder at such address as such Holder shall have specified to the Company in writing; (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the Holder of each Bond in writing; or (iv) if to the Trustee, to The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, Attention: Corporate Trust Administration – Corporate Finance Unit or at such other address as the Trustee shall have specified to the Company and each other party hereto in writing. Notices under this Section 17 will be deemed given only when actually received.

The Dayton Power and Light Company Bond Purchase Agreement 31 SECTION 18. INDEMNIFICATION. The Company hereby agrees to indemnify and hold the Purchasers harmless from, against and in respect of any and all loss, liability and reasonable and documented expense (including reasonable and documented attorneys’ fees) arising from any misrepresentation or nonfulfillment of any undertaking on the part of the Company under this Agreement. The indemnification obligations of the Company under this Section 18 shall survive the execution and delivery of this Agreement, the delivery of the Bonds to the Purchasers and the consummation of the transactions contemplated herein. SECTION 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any Holder of a Bond from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. SECTION 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or Holder of a Bond by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Bonds that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Holder prior to the time of such disclosure without an obligation of confidentiality, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Holder or any person acting on such Purchaser’s or Holder’s behalf, (c) otherwise becomes known to such Purchaser or Holder other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser or Holder under Section 7.1 of this Agreement that are otherwise publicly available. Each Purchaser and Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Holder in good faith to protect confidential information of third parties delivered to such Purchaser or Holder (which such standard shall be no less than the standard for maintaining Purchaser’s own confidential information) and shall use such information only for purposes of monitoring its investment in the Bonds, provided that such Purchaser or Holder may deliver or disclose

The Dayton Power and Light Company Bond Purchase Agreement 32 Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Bonds and who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder of a Bond, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state or provincial regulatory authority having jurisdiction over such Purchaser or Holder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or Holder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Holder’s Bonds and this Agreement. Each Holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Bond of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20. In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or Holder of a Bond is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such Holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking. SECTION 21. MISCELLANEOUS. Section 21.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Bond) whether so expressed or not; provided, however, the provisions of Section 7 hereof and any other provision of this Agreement that relates only to Institutional Investors shall only apply to Institutional Investors. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns

The Dayton Power and Light Company Bond Purchase Agreement 33 permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement. Section 21.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the covenants set out in Section 10.4 and in any other Financing Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Recognition, subsection Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made by valuing financial liability at 100% of the outstanding principal thereof, unless otherwise provided in such Financing Agreement. Section 21.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Section 21.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Bonds, shall also include any such bonds issued in substitution therefor pursuant to the Indenture, (b) subject to Section 21.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

The Dayton Power and Light Company Bond Purchase Agreement 34 Section 21.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Section 21.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 21.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 21.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 17 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed to be received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (c) Nothing in this Section 21.7 shall affect the right of any Holder of a Bond to serve process in any manner permitted by law, or limit any right that the Holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith. Section 21.8. Transaction References. Provided that in no circumstance may the interest rate of 3.20% per annum be disclosed, the Company agrees that PGIM, Inc. (“PGIM”) may refer to the issuance of the Bonds in a published tombstone announcement, on its website or in marketing presentations, referring to PGIM’s role in originating the purchase of the Bonds so long as the information therein as to the Company is limited to identifying the Company, the aggregate

The Dayton Power and Light Company Bond Purchase Agreement 35 principal amount and issue date (including the month and year of issuance) of the Bonds and displaying the Company’s corporate logo. * * * * *

The Dayton Power and Light Company Bond Purchase Agreement Accepted as of the date first written above. THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: Vice President PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: Vice President PENSIONSKASSE DES BUNDES PUBLICA By: PGIM Private Capital Limited, as Investment Manager By: Director PRUDENTIAL TERM REINSURANCE COMPANY By: PGIM, Inc., as investment manager By: Vice President PRUCO LIFE INSURANCE COMPANY By: Assistant Vice President

SCHEDULE A (to Bond Purchase Agreement) SCHEDULE A INFORMATION RELATING TO PURCHASERS NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Private Capital 2200 Ross Ave., Suite 4300W Dallas, TX 75201 $5,000,000 $86,265,000 $17,125,000 $6,435,000 Payments All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Beneficiary Name: U.S. Bank as Paying Agent for Prudential Beneficiary Address: 214 N. Tryon St, 26th Floor Charlotte, NC 28201 Primary Bank Name: U.S. Bank as Paying Agent for Prudential Primary ABA Number: 091000022 Account Name: Paying Agent DDA – Dayton Power and Light Company Account Number: 104791306624 FFC: 280300-700 Notices Address for all communications and notices: The Prudential Insurance Company of America c/o Prudential Private Capital 2200 Ross Ave. Suite 4300W Dallas, TX 75201 Attention: Managing Director, Real Assets, Power And for all notices relating solely to scheduled principal and interest payments and written confirmation of wire transfers to: The Prudential Insurance Company of America c/o PGIM, Inc. Prudential Tower 655 Broad Street 14th Floor - South Tower Newark, NJ 07102

A-2 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) below: Via e-mail (preferred): PPCauditconfirms@prudential.com By U.S. Mail: PGIM Private Placement Operations 655 Broad Street, 14th Floor south Mail Stop # NJ 08-14-75 Newark, New Jersey 07201-5096 Attn: PPC Audit Confirmation Coordinator For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561. Name of Nominee in which Bonds are to be issued: None Taxpayer I.D. Number: 22-1211670 Tax Jurisdiction: United States of America Original Bonds to be delivered to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager Send copy by email to: Ignacio Hirigoyen at ignacio.hirigoyen@prudential.com and to Private.Disbursements@Prudential.com

A-3 NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY c/o Prudential Private Capital 2200 Ross Ave., Suite 4300W Dallas, TX 75201 $15,600,000 Payments All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Beneficiary Name: U.S. Bank as Paying Agent for Prudential Beneficiary Address: 214 N. Tryon St, 26th Floor Charlotte, NC 28201 Primary Bank Name: U.S. Bank as Paying Agent for Prudential Primary ABA Number: 091000022 Account Name: Paying Agent DDA – Dayton Power and Light Company Account Number: 104791306624 FFC: 280300-700 Notices Address for all communications and notices: Prudential Legacy Insurance Company of New Jersey c/o Prudential Private Capital 2200 Ross Ave. Suite 4300W Dallas, TX 75201 Attention: Managing Director, Real Assets, Power And for all notices relating solely to scheduled principal and interest payments and written confirmation of wire transfers to: Prudential Legacy Insurance Company of New Jersey c/o PGIM, Inc. Prudential Tower 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) below:

A-4 Via e-mail (preferred): PPCauditconfirms@prudential.com By U.S. Mail: PGIM Private Placement Operations 655 Broad Street, 14th Floor south Mail Stop # NJ 08-14-75 Newark, New Jersey 07201-5096 Attn: PPC Audit Confirmation Coordinator For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561. Name of Nominee in which Bonds are to be issued: None Taxpayer I.D. Number: 27-2457213 Tax Jurisdiction: United States of America Original Bonds to be delivered to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager Send copy by email to: Ignacio Hirigoyen at ignacio.hirigoyen@prudential.com and to Private.Disbursements@Prudential.com

A-5 NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED PENSIONSKASSE DES BUNDES PUBLICA c/o Prudential Private Capital 2200 Ross Ave., Suite 4300W Dallas, TX 75201 $5,110,000 Payments All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Beneficiary Name: U.S. Bank as Paying Agent for Prudential Beneficiary Address: 214 N. Tryon St, 26th Floor Charlotte, NC 28201 Primary Bank Name: U.S. Bank as Paying Agent for Prudential Primary ABA Number: 091000022 Account Name: Paying Agent DDA – Dayton Power and Light Company Account Number: 104791306624 FFC: 280300-700 Notices Address for all communications and notices: Prudential Private Placement Investors, L.P. c/o Prudential Private Capital 2200 Ross Ave. Suite 4300W Dallas, TX 75201 Attention: Managing Director, Real Assets, Power And for all notices relating solely to scheduled principal and interest payments and written confirmation of wire transfers to: ASC.GSA.Delivery.Team@jpmorgan.com Swiss.IFAS.Service.Team@jpmorgan.com External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) below: Via e-mail (preferred): PPCauditconfirms@prudential.com By U.S. Mail: PGIM Private Placement Operations 655 Broad Street, 14th Floor south Mail Stop # NJ 08-14-75 Newark, New Jersey 07201-5096

A-6 Attn: PPC Audit Confirmation Coordinator For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561. Name of Nominee in which Bonds are to be issued: None Taxpayer I.D. Number: 98-1369117 Tax Jurisdiction: Switzerland Original Bonds to be delivered to: JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center, 3rd Floor Brooklyn, NY 11245-0001 Attention: Physical Receive Department Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (PUBLICA – PRIVATE PLACEMENT PRUDENTIAL; Account Number: GTI EAW94) Send copy by email to: Ignacio Hirigoyen at ignacio.hirigoyen@prudential.com and to Private.Disbursements@Prudential.com

A-7 NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED PRUDENTIAL TERM REINSURANCE COMPANY c/o Prudential Private Capital 2200 Ross Ave., Suite 4300W Dallas, TX 75201 $2,405,000 Payments All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Beneficiary Name: U.S. Bank as Paying Agent for Prudential Beneficiary Address: 214 N. Tryon St, 26th Floor Charlotte, NC 28201 Primary Bank Name: U.S. Bank as Paying Agent for Prudential Primary ABA Number: 091000022 Account Name: Paying Agent DDA – Dayton Power and Light Company Account Number: 104791306624 FFC: 280300-700 Notices Address for all communications and notices: Prudential Term Reinsurance Company c/o Prudential Private Capital 2200 Ross Ave. Suite 4300W Dallas, TX 75201 Attention: Managing Director, Real Assets, Power And for all notices relating solely to scheduled principal and interest payments and written confirmation of wire transfers to: Prudential Term Reinsurance Company c/o PGIM, Inc. Prudential Tower 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) below:

A-8 Via e-mail (preferred): PPCauditconfirms@prudential.com By U.S. Mail: PGIM Private Placement Operations 655 Broad Street, 14th Floor south Mail Stop # NJ 08-14-75 Newark, New Jersey 07201-5096 Attn: PPC Audit Confirmation Coordinator For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561. Name of Nominee in which Bonds are to be issued: None Taxpayer I.D. Number: 46-4641980 Tax Jurisdiction: United States of America Original Bonds to be delivered to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager Send copy by email to: Ignacio Hirigoyen at ignacio.hirigoyen@prudential.com and to Private.Disbursements@Prudential.com

A-9 NAME AND ADDRESS OF PURCHASER PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED PRUCO LIFE INSURANCE COMPANY c/o Prudential Private Capital 2200 Ross Ave., Suite 4300W Dallas, TX 75201 $2,060,000 Payments All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Beneficiary Name: U.S. Bank as Paying Agent for Prudential Beneficiary Address: 214 N. Tryon St, 26th Floor Charlotte, NC 28201 Primary Bank Name: U.S. Bank as Paying Agent for Prudential Primary ABA Number: 091000022 Account Name: Paying Agent DDA – Dayton Power and Light Company Account Number: 104791306624 FFC: 280300-700 Notices Address for all communications and notices: Pruco Life Insurance Company c/o Prudential Private Capital 2200 Ross Ave. Suite 4300W Dallas, TX 75201 Attention: Managing Director, Real Assets, Power And for all notices relating solely to scheduled principal and interest payments and written confirmation of wire transfers to: Pruco Life Insurance Company c/o PGIM, Inc. Prudential Tower 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) below:

A-10 Via e-mail (preferred): PPCauditconfirms@prudential.com By U.S. Mail: PGIM Private Placement Operations 655 Broad Street, 14th Floor south Mail Stop # NJ 08-14-75 Newark, New Jersey 07201-5096 Attn: PPC Audit Confirmation Coordinator For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561. Name of Nominee in which Bonds are to be issued: None Taxpayer I.D. Number: 22-1944557 Tax Jurisdiction: United States of America Original Bonds to be delivered to: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager Send copy by email to: Ignacio Hirigoyen at ignacio.hirigoyen@prudential.com and to Private.Disbursements@Prudential.com

SCHEDULE B (to Bond Purchase Agreement) SCHEDULE B DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “8-Ks” is defined in Section 5.3. “2019 10-K” is defined in Section 5.3. “2020 Q1 10-Q” is defined in Section 5.3. “AES” means The AES Corporation, a Delaware corporation. “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any Subsidiary of such first Person or any Person of which such first Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Agreement” means this Bond Purchase Agreement, including all Schedules attached to this Agreement. “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act. “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

B-2 “Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b). “Bond Documents” means the Bonds, the Fifty-Third Supplement and the Indenture. “Bonds” is defined in Section 1.1. “Business Day” means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Dayton, Ohio are required or authorized to be closed. “Called Principal” is defined in Section 8.6. “Closing” is defined in Section 3. “Closing Date” means the date of the Closing. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time. “Collateral Filings” is defined in Section 4.11. “Company” is defined in the first paragraph of this Agreement. “Confidential Information” is defined in Section 20. “Consolidated Net Worth” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries as of such date; provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock. “Consolidated Total Capitalization” means, as of any date of determination, the sum of Consolidated Total Debt and Consolidated Net Worth and, to the extent not otherwise included, preferred stock of the Company. “Consolidated Total Debt” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum (without duplication) of all Indebtedness of the Company and of each of its Subsidiaries (other than the Company’s guarantee of any debt obligation of Ohio Valley Electric Corporation, an electric generating company in which the Company holds a 4.9% equity interest).

B-3 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing. “Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. “Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 19, 2019, among the Company, PNC Bank, National Association, as administrative agent, swing line lender and an L/C issuer, and the other banks and lenders party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in the Bonds or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate; provided, however, in no event with the rate of interest on a Bond, including any Default Rate, be greater than the maximum per annum interest rate permitted by applicable law. “Discounted Value” is defined in Section 8.6. “Disclosure Documents” is defined in Section 5.3. “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes. “Electronic Delivery” is defined in Section 7.1(a). “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code. “Event of Default” is defined in Section 11.

B-4 “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Fifty-Third Supplement” is defined in Section 1.1. “Financing Agreements” means this Agreement, the Indenture (including without limitation the Fifty-Third Supplement) and each Bond. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America. “Governmental Authority” means: (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government. “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. “Hazardous Material” means any and all pollutants, toxic or hazardous wastes that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation,

B-5 transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances. “Holder” means, with respect to any Bond, the Person in whose name such Bond is registered in the register maintained by the Company pursuant to Section 6 of Article Two of the Indenture, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 16.2 and 17 and any related definitions in this Schedule B, “Holder” shall mean the beneficial owner of such Bond whose name and address appears in such register. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial) and bankers’ acceptances; (c) all obligations of such Person to pay the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) capital leases and Synthetic Lease Obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Stock in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case thereof sold solely for purposes of collection of delinquent accounts; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited

B-6 liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and shall exclude trade payables and other similar accrued expenses arising in the ordinary course of business, obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (or drafts, acceptances or similar instruments evidencing the same or obligations in respect of letters of credit supporting the payment of the same). The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. “Indenture” is defined in Section 1.1. “INHAM Exemption” is defined in Section 6.2(e). “Institutional Investor” means (a) any Purchaser of a Bond, (b) any Holder of a Bond holding (together with one or more of its affiliates) more than 1% of the aggregate principal amount of the Bonds then outstanding, (c) a bank, trust company, savings and loan association or other financial institution, a pension plan, an investment company, an insurance company, a broker or dealer, or another similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of a Bond. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). “Make-Whole Amount” is defined in Section 8.6. “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Bonds or the Indenture or (c) the validity or enforceability of any Financing Agreement. “Material Credit Facility” means, as to the Company and its Subsidiaries, (a) the Credit Agreement; and (b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment). “Maturity Date” means July 31, 2040.

B-7 “Mortgaged and Pledged Property” means “the mortgaged and pledged property” as defined in the Indenture. “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA). “NAIC” means the National Association of Insurance Commissioners or any successor thereto. “NAIC Annual Statement” is defined in Section 6.2(a). “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “Original Indenture” is defined in Section 1.1. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto. “Permitted Liens” means “excepted encumbrances” as such term is defined in the Indenture. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability. “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person. “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “PTE” is defined in Section 6.2(a).

B-8 “Public Order” means the Finding and Order of the Public Utilities Commission of Ohio, Case No. 20-838-EL-AIS, dated May 20, 2020. “Purchaser” is defined in the first paragraph of this Agreement. “QPAM Exemption” is defined in Section 6.2(d). “Redeemable Stock” means, with respect to any Person, any equity interests of such Person that (a) is by its term subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date, or (b) otherwise required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a “change of control” or similar event. “Reinvestment Yield” is defined in Section 8.6. “Related Fund” means, with respect to any Holder of a Bond, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such Holder, the same investment advisor as such Holder or by an affiliate of such Holder or such investment advisor. “Remaining Average Life” is defined in Section 8.6. “Remaining Scheduled Payments” is defined in Section 8.6. “Required Holders” means, at any time, the Holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “SEC” means the Securities and Exchange Commission of the United States of America, or any successor thereto. “Securities” means all bonds issued under and secured by the Indenture. “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “Senior Financial Officer” means the principal financial officer, the treasurer or assistant treasurer of the Company. “Settlement Date” is defined in Section 8.6. “Source” is defined in Section 6.2.

B-9 “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office. “Synthetic Lease Obligation” means the monetary obligation of a Person under any lease (a) that is accounted for by the lessee as an operating lease and (b) under which the lessee is intended to be the “owner” of the leased property for Federal income tax purposes. “Trustee” is defined in Section 1.1 and shall include any successor and assigns thereto in accordance with Article Sixteen of the Indenture. “UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the state whose laws are treated as applying to the Mortgaged and Pledged Property. “UCC Financing Statements” means any financing statements required or permitted to be filed in accordance with the UCC. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act, each as amended from time to time, and any other OFAC Sanctions Program.

SCHEDULE 4.11 (to Bond Purchase Agreement) SCHEDULE 4.11 COLLATERAL FILINGS Document Counties/Office Where Filed and Recorded Fifty-Third Supplement dated as of July 1, 2020 Adams Auglaize Brown Butler Champaign Clark Clinton Darke Delaware Fayette Greene Hardin Highland Logan Madison Mercer Miami Montgomery Pickaway Preble Ross Shelby Union Van Wert Warren

Schedule 5.5 (to Bond Purchase Agreement) SCHEDULE 5.5 FINANCIAL STATEMENTS Audited Annual Reports of the Company for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017.

Schedule 5.15(c) (to Bond Purchase Agreement) SCHEDULE 5.15(C) DEBT INSTRUMENTS None.

Exhibit A (to Bond Purchase Agreement) EXHIBIT A FORM OF FIFTY-THIRD SUPPLEMENTAL INDENTURE

Exhibit 4.4(a) (to Bond Purchase Agreement) FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY MATTERS TO BE COVERED IN OPINION OF SPECIAL COUNSEL TO THE COMPANY [SEE ATTACHED]

New York Northern California Washington DC São Paulo London Paris Madrid Tokyo Beijing Hong Kong Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 212 450 4000 tel 212 701 5800 fax #93327736v6 July 31, 2020 To each of the Purchasers listed in Schedule I hereto Ladies and Gentlemen: We have acted as special counsel for The Dayton Power and Light Company, an Ohio corporation (the “Company”), in connection with the Bond Purchase Agreement dated July 31, 2020 (the “Bond Purchase Agreement”) with you and the other several Purchasers named in Schedule A thereto (the “Purchasers”) under which you and such other Purchasers have severally agreed to purchase from the Company $140,000,000 aggregate principal amount of its First Mortgage Bonds, 3.20% Series due 2040 (the “Notes”). The Notes are to be issued pursuant to the provisions of the First and Refunding Mortgage dated as of October 1, 1935, (the “Base Mortgage and Deed of Trust”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as heretofore amended and supplemented, and as further amended and supplemented by a Fifty-Third Supplemental Indenture dated as of July 1, 2020 (the “Supplemental Indenture”) between the Company and the Trustee (as so amended and supplemented, the “Mortgage and Deed of Trust”). We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

To each of the Purchasers listed in Schedule I hereto 2 July 31, 2020 #93327736v6 Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that: 1. Assuming the due authorization of the Bond Purchase Agreement and the Notes by the Company, the Bond Purchase Agreement and the Notes, when executed and authenticated in accordance with the provisions of the Mortgage Deed and Trust and delivered to and paid for by the Purchasers pursuant to the Bond Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Mortgage Deed and Trust pursuant to which such Notes are to be issued, provided that we express no opinion as to the (x) the enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest. 2. It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers under the Bond Purchase Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify the Mortgage and Deed of Trust under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Note. 3. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Bond Purchase Agreement will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. 4. The execution and delivery by the Company of the Notes and the Bond Purchase Agreement (collectively, the “Documents”) and the performance by the Company of its obligations under the Documents, will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Bond Purchase Agreement, provided that we express no opinion as to federal or state securities laws. 5. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Bond Purchase Agreement is required for the execution, delivery and performance by the Company of its obligations under the Bond

To each of the Purchasers listed in Schedule I hereto 3 July 31, 2020 #93327736v6 Purchase Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion in this paragraph. 6. The issuance of the Notes on the date hereof and the intended use of the proceeds of the sale of the Notes in accordance with the provisions of the Bond Purchase Agreement do not violate Regulation T, U or X of the Board of Governors of the United States Federal Reserve System. We note that the Notes and the Mortgage and Deed of Trust are not stated by their terms to be governed by New York law. We express no opinion as to whether they are governed by New York law, and for purposes of our opinions we have assumed that New York law governs. In rendering the opinions set forth in paragraph (2) above, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants of the Company and the Purchasers in the Bond Purchase Agreement relating to the offering and the initial sale of the Notes. We express no opinion as to the creation, attachment, perfection or priority of any security interest. We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Bond Purchase Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Bond Purchase Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. This letter is delivered solely to you and your successors and assigns and transferees of the Notes in connection with the Bond Purchase Agreement. This letter may not be relied upon by you or any such person for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent, provided that a copy of this opinion may be furnished to (without reliance thereon by any such person): (i) the National Association of Insurance Commissioners or any other governmental or regulatory authority having authority over you, (ii) any prospective transferee of the Notes, (iii) your affiliates, advisers, accountants and auditors, and (iv) any other person pursuant to order of any governmental authority, legal process or as otherwise required by law. Very truly yours,

To each of the Purchasers listed in Schedule I hereto 4 July 31, 2020 #93327736v6 13521592v1 Schedule I Schedule of Purchasers The Prudential Insurance Company of America Prudential Legacy Insurance Company of New Jersey Pensionskasse Des Bundes PUBLICA Prudential Term Reinsurance Company Pruco Life Insurance Company

Porter Wright Morris & Arthur LLP One South Main Street Suite 1600 Dayton, Ohio 45402-2028 Toll free: 800-533-4434 July 31, 2020 The Purchasers named in Schedule A attached hereto (the “Purchasers”) Ladies and Gentlemen: We have acted as special Ohio counsel for The Dayton Power and Light Company, an Ohio corporation (the “Company”), in connection with certain matters relating to the issuance of the Company’s $140,000,000 aggregate principal amount of its First Mortgage Bonds 3.20% Series due 2040 (the “Bonds”). This opinion is provided at the request of the Company pursuant to Section 4.4 of the Bond Purchase Agreement dated July 31, 2020 by and between the Company and the Purchasers (the “Purchase Agreement”). Unless otherwise indicated, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings set forth in the Purchase Agreement. We advise you that we have examined and are familiar with the documents relating to the Bonds consisting of the following: 1. An executed copy of the First and Refunding Mortgage dated as of October 1, 1935 (the “Mortgage”), from the Company to The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)), as trustee (the “Trustee”); 2. The composite version of the Mortgage, in the form filed with the U.S. Securities and Exchange Commission as Exhibit 4(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1985 (the “Composite Indenture”), which represents it is the Mortgage as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 1937, the Second Supplemental Indenture, dated as of January 1, 1940, the Third Supplemental Indenture, dated as of October 1, 1945, the Fourth Supplemental Indenture, dated as of January 1, 1948, the Fifth Supplemental Indenture, dated as of December 1, 1948, the Sixth Supplemental Indenture, dated as of February 1, 1952, the Seventh Supplemental Indenture, dated as of September 1, 1954, the Eighth Supplemental Indenture, dated as of November 1, 1957, the Ninth Supplemental Indenture, dated as of March 1, 1960, the Tenth Supplemental Indenture, dated as of June 1, 1963, an Eleventh Supplemental Indenture, dated as of May 1, 1967, the Twelfth Supplemental Indenture, dated as of June 15, 1968, the Thirteenth Supplemental Indenture dated as of October 1, 1969, the Fourteenth Supplemental Indenture, dated as of June 1, 1970, the Fifteenth Supplemental Indenture, dated as of August 1, 1971, the Sixteenth Supplemental Indenture, dated as of October 3, 1972, the Seventeenth Supplemental Indenture, dated as of November 1, 1973, the Eighteenth Supplemental Indenture, dated as of October 1, 1974, the Nineteenth Supplemental Indenture, dated as of August 1, 1975, the Twentieth Supplemental Indenture, dated as of November 15, 1976, the Twenty-First Supplemental Indenture, dated as of April 15, 1977, the Twenty-Second Supplemental Indenture, dated as of October 15, 1977, the Twenty-Third Supplemental Indenture, dated as of April 1, 1978, the Twenty-Fourth Supplemental Indenture, dated as of November 1, 1978, the Twenty-Fifth Supplemental Indenture, dated as of August 1, 1979, the Twenty-Sixth Supplemental Indenture, dated as of December 1, 1979, the Twenty-Seventh

July 31, 2020 Page 2 Supplemental Indenture, dated as of February 1, 1981, the Twenty-Eighth Supplemental Indenture, dated as of February 18, 1981 and the Twenty-Ninth Supplemental Indenture, dated as of September 1, 1981 (such First through Twenty-Ninth Supplemental Indentures, being hereinafter referred to as the “Pre-1982 Supplemental Indentures”); 3. A copy of each of the Thirtieth Supplemental Indenture, dated as of March 1, 1982, the Thirty-first Supplemental Indenture, dated as of November 1, 1982, the Thirty-Second Supplemental Indenture, dated as of November 1, 1982, the Thirty-Third Supplemental Indenture, dated as of December 1, 1985, Thirty-Fourth Supplemental Indenture, dated as of April 1, 1986, the Thirty-Fifth Supplemental Indenture, dated as of December 1, 1986, the Thirty-Sixth Supplemental Indenture, dated as of August 15, 1992, the Thirty-Seventh Supplemental Indenture, dated as of November 15, 1992, the Thirty-Eighth Supplemental Indenture, dated as of November 15, 1992, the Thirty-Ninth Supplemental Indenture, dated as of January 15, 1993, the Fortieth Supplemental Indenture, dated as of February 15, 1993, the Forty-First Supplemental Indenture, dated as of February 1, 1999, the Forty-Second Supplemental Indenture, dated as of September 1, 2003, the Forty-Third Supplemental Indenture dated as of August 1, 2005, the Forty-Fourth Supplemental Indenture, dated as of September 1, 2006, the Forty-Fifth Supplemental Indenture, dated as of November 1, 2007, the Forty-Sixth Supplemental Indenture, dated as of December 1, 2008, the Forty-Seventh Supplemental Indenture, dated September 1, 2013, the Forty-Eighth Supplemental Indenture, dated as of August 1, 2015, the Forty-Ninth Supplemental Indenture, dated as of August 1, 2015, the Fiftieth Supplemental Indenture, dated as of August 1, 2016, the Fifty-First Supplemental Indenture, dated as of September 29, 2017, and the Fifty- Second Supplemental Indenture, dated as of June 6, 2019, in each case between the Company and the Trustee (the “Post-1981 Supplemental Indentures” together with the Pre-1982 Supplemental Indentures being referred to as the “Prior Supplemental Indentures”) and the Prior Supplemental Indentures together with the Mortgage being referred to as the “Indenture”); 4. An executed copy of the Fifty-Third Supplemental Indenture, dated July 1, 2020, between the Company and the Trustee (the “Fifty-Third Supplemental Indenture” or the “Supplemental Indenture”); 5. An executed copy of the Bonds; 6. An executed copy of the Bond Purchase Agreement; 7. Certificates representing the Bonds executed by the Company; 8. The Application and Letter of Request of the Company (and all exhibits, schedules and attachments thereto) dated July 31, 2020 to the Trustee under the Mortgage relating to the execution and delivery of the Supplemental Indenture and authentication and delivery of the Bonds (the “Application”); 9. A certified copy of the Amended Articles of Incorporation of the Company as amended and as on file in the office of the Secretary of the State of Ohio on July 30, 2020 (the “Amended Articles of Incorporation”); 10. A copy of the resolutions duly adopted by the Board of Directors by unanimous written consent in lieu of a meeting dated July 27, 2020 as certified by the Secretary of the Company relating to among other things (i) the issue and sale of the Bonds and requesting the Trustee to authenticate and deliver the Bonds as required by Article Six of the Indenture, attached as Annex A to the Application and (ii) the amendment of the Indenture by the Supplemental Indenture (the “Resolutions”); 11. A copy of the Amended Regulations of the Company dated November 28, 2011 as presently in effect as certified by the Secretary of the Company (the “Regulations”);

July 31, 2020 Page 3 12. The Treasurer’s Certificate dated July 31, 2020, as required by Article Six of the Indenture, attached as Annex B to the Application (the “Treasurer’s Certificate”); 13. The Further Treasurer’s Certificate dated July 31, 2020, as required by Article Six of the Indenture, attached as Annex C to the Application (the “Further Treasurer’s Certificate”); 14. An Opinion of Counsel (as such term is defined in Section 3 of Article One of the Indenture, an “Opinion of Counsel”), rendered by Davis Polk & Wardwell LLP, dated July 31, 2020, relating, among other things, to the execution and delivery of the Supplemental Indenture, the authorization of the issuance of the Bonds and the authentication and delivery of the Bonds, dated as of July 31, 2020, as required by Article Six of the Indenture, and the Opinion of the General Counsel of the Company date July 31, 2020, relating, among other things, to the authentication and delivery of the Bonds, as required by Article Six of the Indenture, and to certain authority and compliance matters (collectively, the “Opinions”); 15. Finding and Order issued by the Public Utilities Commission of Ohio in Case No. 20-838- EL-AIS (the “PUCO Order”) authorizing the Company to issue the Bonds; 16. The Secretary’s Certificate executed on July 31, 2020 by Judi L. Sobecki, Vice President, General Counsel and Secretary of the Company (the “Officer’s Certificate”); and 17. A certificate of good standing (“Certificate of Good Standing”) for the Company dated July 29, 2020 issued by the Office of the Ohio Secretary of State. We have, with your consent, relied as to matters of fact upon the statements of the Company and others set forth in the documents 1, 2, 3, 4, 6 and 8 listed above (collectively, the “Transaction Documents”), including without limitation factual statements contained in certificates of officers of the Company (the “Certificates”), assuming all statements contained therein to be accurate. In connection with this opinion we have not made (nor do we acknowledge any duty to make) any investigation of the financial condition of the Company. In rendering this opinion, we have assumed, with your consent, without independent verification or investigation: (A) The legal capacity of natural persons, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies (whether or not executed, conformed or otherwise), and the authenticity of all documents; (B) That each of the Transaction Documents constitutes the legal, valid and binding obligation of each of the parties thereto other than the Company and is enforceable against such other parties in accordance with its terms; (C) That all parties, other than the Company, have full power and authority to execute and deliver the Transaction Documents; (D) That there has not been any mutual mistake of fact or misunderstanding, or any fraud, duress, or undue influence; (E) That all parties have complied with any requirements of good faith, fair dealing or conscionability; (F) That except for the Mortgage and Prior Supplemental Indentures there are no agreements or understandings among the parties other than the Transaction Documents,

July 31, 2020 Page 4 and no prior course of dealing that would define, supplement or qualify the Transaction Documents; (G) Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified without regard to any agreement or other document referenced in such agreement; (H) That all documents and records obtained from governmental authorities or officials are accurate, complete and authentic; (I) That to the extent no governing law is referred to, or the laws of a jurisdiction other than Ohio apply as the governing law for the Transaction Documents, the laws of Ohio apply and that the laws of Ohio are consistent with and the same as the governing law referred to in the Transaction Documents; (J) The Company holds requisite title and rights to the property identified in the description of such as part of the Supplemental Indenture; (K) Under Ohio law, the Mortgage was properly recorded and the description of such properties set forth therein is adequate to constitute the Mortgage as a lien thereon; (L) With the exception of the laws of the State of Ohio and with respect to opinion paragraph 3, we express no opinion as to any law, rule or regulation that is applicable solely because such law, rule or regulation is part of a regulatory requirement applicable to the Company and, subject to the foregoing exceptions, specifically we have assumed that the Company has obtained all necessary federal and local government licenses or approvals for the execution, delivery and performance by the Company of the Supplemental Indenture and the Bonds; and (M) (i) immediately prior to the effectiveness of the Supplemental Indenture, each of the Mortgage and each Prior Supplemental Indenture constitutes the valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, (ii) the Composite Indenture, as of its date, reflected all amendments and supplements to the Mortgage and (iii) the Post-1981 Supplemental Indentures are the only amendments and supplements to the First Mortgage subsequent to the date of the Composite Indenture. Based on the foregoing, and subject to the qualifications, assumptions and limitations contained in this opinion letter, we are of the opinion that: 1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to own its properties and conduct its business. 2. The Bonds have been duly authorized, executed, issued and delivered by the Company, and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws affecting mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law). 3. All consents, approvals, authorizations or orders of, or filings with, any Ohio governmental agency or body or any court in Ohio, including the Public Utilities Commission of Ohio, which issued the PUCO Order, which order is in full force and effect and such order is not subject to appeal or rehearing by the Company or any other person, firm, or corporation, required for the execution

July 31, 2020 Page 5 and delivery of the Purchase Agreement, Fifty-Third Supplemental Indenture for the consummation of the transactions contemplated by the Purchase Agreement, the Mortgage, the Fifty-Third Supplemental Indenture and the Bonds in connection with the issuance and sale of the Bonds by the Company have been obtained. 4. The execution, delivery and performance of the Supplemental Indenture, the Purchase Agreement and the issuance and sale of the Bonds and compliance with the terms and provisions thereof by the Company, do not and will not result in a breach or violation of (a) any of the terms and provisions of, or conflict with or constitute a default under any Ohio statute, rule, regulation or order that in our experience is normally applicable to general business corporations in relation to the transactions of the type contemplated by the Supplemental Indenture, (b) of any governmental agency or body or any court in Ohio having jurisdiction over the Company or any of its properties, (c) the Amended Articles of Incorporation or the Regulations, and the Company has full corporate power and authority to authorize, issue and sell the Bonds as contemplated by the Purchase Agreement. 5. The Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Supplemental Indenture and the Indenture, constitute a valid and binding agreement of the Company enforceable against the Company in accordance with the terms thereof, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, reorganization or similar federal or state laws or judicial decisions of general application relating to the rights of creditors; (b) as to rights of acceleration, the appointment of a receiver, specific performance and other legal remedies, by general principles of equity, including the defenses of unconscionability, ambiguity, and economic duress, whether asserted in equitable or in legal actions and except as to rights to indemnification and contribution may be limited by federal or state securities law or public policy and (c) general principles of interpretation and rules of construction of contracts. 6. The Purchase Agreement has been duly authorized, executed and delivered by the Company. 7. The Supplemental Indenture, which is in proper form for recordation, to the extent duly recorded in all counties in the State of Ohio in which the existing or after acquired property as specifically described therein is located, is effective to secure all obligations under the Supplemental Indenture and the Bonds (including, principal, interest and Make-Whole Amount thereon) and to create the lien which is perfected based on the validly recorded Indenture as intended to be created thereby in accordance with Ohio Revised Code Section 1701.66, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws affecting creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law) and no further recordation or filing in the State of Ohio is necessary to perfect such lien and make such lien effective as to and enforceable against third parties. 8. No taxes or other charges, including without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges are payable to the State of Ohio, or to any governmental authority or regulatory body located therein, on account of the execution or delivery of the Supplemental Indenture or the Bonds, or the creation of the liens and security interests thereunder, or the filing, recordation or registration of the Supplemental Indenture, except for nominal filing or recording fees. Despite any other express or implied statement in this letter, each of the opinions expressed in this letter is subject to the following further qualifications, whether or not such opinions refer to such qualifications: (i) The opinions expressed herein may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar federal or state laws or judicial decisions of general application relating to the rights of creditors; (b) as to rights of acceleration, the appointment of a receiver, specific performance and other remedies, by general principles of equity, including the defenses

July 31, 2020 Page 6 of unconscionability, ambiguity, and economic duress, whether asserted in equitable or in legal actions; and (c) general principles of interpretation and rules of construction of contracts. (ii) Certain of the remedial provisions of the Transaction Documents may be limited or rendered unenforceable by laws governing the same, for example: (a) certain provisions relating to indemnification and provisions for the recovery of expenses in connection with the enforcement of remedies, including, among others, legal fees and expenses, may not be enforceable; (b) provisions resulting in a waiver by a party of certain rights may be limited by legal and equitable principles and public policy at the time in effect; (c) the availability of specific performance, injunctive relief or other equitable remedies and the appointment of a receiver are subject to the discretion of the court before which any proceeding therefor may be brought; and (d) provisions permitting any party to act as another party’s attorney-in-fact or purporting to create or permit a right of set off with respect to obligations that may be contingent or not yet matured may not be enforceable. (iii) We express no opinion as to whether a court would limit the exercise or enforcement of rights or remedies under the Transaction Documents (a) in the event of any default by any person under the Transaction Documents or any related agreement or instrument if it is determined that such default is not material or if such exercise or enforcement is not reasonably necessary for a creditor’s protection, or (b) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing. (iv) No opinion is expressed with respect to securities laws or as to filings or registrations with the Securities and Exchange Commission or state securities authorities. (v) Except as otherwise provided herein, no opinion is expressed with respect to: (a) the right, title or interest of any person to any property, real or personal, or the existence of or freedom from any security interest, lien, charge or encumbrance thereon; (b) the creation, attachment, enforceability or perfection of any lien on or security interest in any real or personal property; (c) the priority of any lien on or security interest in any real or personal property or the accuracy or sufficiency of the description thereof in any of the Transaction Documents; (d) whether any financing statement, mortgage or other instrument or document is valid or has been duly filed or recorded; and (e) the enforceability of any provisions of the Transaction Documents which purport to (1) prospectively release a party with respect to a liability or (2) require the parties to negotiate in good faith or to mutually agree on any terms and conditions. (vi) Except as otherwise expressed herein, no opinion is expressed regarding the enforceability of: (a) self-help provisions (including provisions granting a power of attorney or provisions authorizing the use of force or a breach of peace in enforcing rights or remedies), (b) any and all provisions permitting a party to take possession of, or operate or manage, any real property collateral, (c) provisions which purport to establish evidentiary standards, (d) provisions relating to waivers of rights or remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations, releases of legal or equitable rights (including the right to a jury trial), submission to the jurisdiction and venue of any court, liquidated damages (including provisions which may operate as a penalty) or the creation of rights and remedies not permitted under applicable law or contrary to public policy or (e) provisions which purport to prohibit, restrict or limit the ability of a person to transfer rights or interests in property. (vii) No opinion is expressed as to any matter that would require a financial, mathematical or accounting calculation or determination. (viii) We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Documents providing any waiver, release, disclaimer or any other variation of any right or duty of any party to the extent that any such waiver, release, disclaimer or other variation is not enforceable pursuant to Ohio Revised Code Sections 1301.02(C) and 1309.602.

July 31, 2020 Page 7 (ix) Various filings and other acts may be required in connection with and at the time of exercising any rights of a mortgage holder under the Mortgage or other realization upon the collateral described in the Transaction Documents. Our opinions expressed herein do not extend to any such filing or acts. Our opinions expressed above are limited to the laws of the State of Ohio in effect on the date hereof. We express no opinion as to the law of any other jurisdiction. We express no opinion as to any local laws or ordinances or as to any environmental laws. We undertake no obligation to advise you of any facts that come to our attention after the date hereof, or any change in fact or in applicable law, or to supplement this opinion letter in any respect. The opinions in this letter are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. This letter is intended for the information solely of the parties to whom it is addressed and their successors and assigns and transferees of the Bonds shall only be permitted to rely upon the opinion. No other person or entity is entitled to rely upon anything contained herein. Furthermore, no reproduction or further distribution of and no reference to this opinion may be made, without our prior written consent, to or for any person or entity other than: (i) the parties to whom it is addressed, (ii) the National Association of Insurance Commisioners or any other governmental or regulatory authority, (iii) any prospective transferee of the Bonds, (iv) the affiliates, advisers, accountants and auditors of the addressees, and (v) any other person pursuant to order of any governmental authority, legal process or as otherwise required by law. Very truly yours, PORTER WRIGHT MORRIS & ARTHUR LLP

July 31, 2020 Page 8 SCHEDULE A The Prudential Insurance Company of America Prudential Legacy Insurance Company of New Jersey Pensionskasse Des Bundes PUBLICA Prudential Term Reinsurance Company Pruco Life Insurance Company